Proxy Voting Results

A special meeting of the fund's shareholders was held on September 15, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval.*
	# of Votes	% of Votes
Affirmative	641,709,991.03	75.922
Against	154,096,676.02	18.231
Abstain	24,432,771.13	2.891
Broker Non-Votes	24,987,895.47	2.956
TOTAL	845,227,333.65	100.000
PROPOSAL 2
To elect a Board of Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	790,960,397.83	93.580
Withheld	54,266,935.82	6.420
TOTAL	845,227,333.65	100.000
Ralph F. Cox
Affirmative	788,692,558.48	93.311
Withheld	56,534,775.17	6.689
TOTAL	845,227,333.65	100.000
Laura B. Cronin
Affirmative	788,897,135.98	93.335
Withheld	56,330,197.67	6.665
TOTAL	845,227,333.65	100.000
Robert M. Gates
Affirmative	791,054,792.80	93.591
Withheld	54,172,540.85	6.409
TOTAL	845,227,333.65	100.000
	# of Votes	% of Votes
George H. Heilmeier
Affirmative	789,859,471.22	93.449
Withheld	55,367,862.43	6.551
TOTAL	845,227,333.65	100.000
Abigail P. Johnson
Affirmative	785,878,765.63	92.978
Withheld	59,348,568.02	7.022
TOTAL	845,227,333.65	100.000
Edward C. Johnson 3d
Affirmative	785,474,734.06	92.931
Withheld	59,752,599.59	7.069
TOTAL	845,227,333.65	100.000
Donald J. Kirk
Affirmative	788,574,856.44	93.297
Withheld	56,652,477.21	6.703
TOTAL	845,227,333.65	100.000
Marie L. Knowles
Affirmative	791,973,096.85	93.699
Withheld	53,254,236.80	6.301
TOTAL	845,227,333.65	100.000
Ned C. Lautenbach
Affirmative	791,634,422.24	93.659
Withheld	53,592,911.41	6.341
TOTAL	845,227,333.65	100.000
Marvin L. Mann
Affirmative	789,006,535.86	93.348
Withheld	56,220,797.79	6.652
TOTAL	845,227,333.65	100.000
William O. McCoy
Affirmative	788,820,353.73	93.326
Withheld	56,406,979.92	6.674
TOTAL	845,227,333.65	100.000
	# of Votes	% of Votes
Robert L. Reynolds
Affirmative	789,930,243.03	93.458
Withheld	55,297,090.62	6.542
TOTAL	845,227,333.65	100.000
William S. Stavropoulos
Affirmative	789,566,071.48	93.415
Withheld	55,661,262.17	6.585
TOTAL	845,227,333.65	100.000
Dennis J. Dirks**
Affirmative	791,747,367.22	93.673
Withheld	53,479,966.43	6.327
TOTAL	845,227,333.65	100.000
Cornelia M. Small**
Affirmative	791,467,765.99	93.640
Withheld	53,759,567.66	6.360
TOTAL	845,227,333.65	100.000
* Denotes trust-wide proposals and voting results. ** Effective 1/1/05